UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 24, 2010, we entered into a third amended and restated escrow agreement or the Third Amended and Restated Escrow Agreement, with CommerceWest Bank, N.A., our escrow agent, and Grubb & Ellis Securities, Inc., our dealer manager, in connection with our initial public offering up to 300,000,000 shares of our common stock and 30,000,000 shares of our common stock pursuant to our distribution reinvestment plan, or our offering.

The material terms of the Third Amended and Restated Escrow Agreement amended the second amended and restated escrow agreement, dated October 26, 2009, to include additional capital requirements for subscription proceeds received from residents of the State of Pennsylvania. Pursuant to the Third Amended and Restated Escrow Agreement, subscription proceeds received from residents of Pennsylvania will also be placed in a separate escrow account until such time as we receive subscriptions for our common stock from nonaffiliated purchasers resulting in a total of 16,425,000 shares of common stock sold in our offering.

The material terms of the Third Amended and Restated Escrow Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1. Third Amended and Restated Escrow Agreement between Grubb & Ellis Healthcare REIT II, Inc., CommerceWest Bank, N.A., and Grubb & Ellis Securities, Inc., dated November 24, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

November 30, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

4.1	Third Amended and Restated Escrow Agreement between Grubb & Ellis Healthcare REIT II, Inc., CommerceWest Bank, N.A., and Grubb & Ellis Securities, Inc., dated November 24, 2010